EXHIBIT 4.1


[LOGO]  CAPELOGIC INCORPORATED
        Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


August 14, 2007



Advisor's Asset Management
A Division of Fixed Income Securities, L.P.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67226

RE:  ADT 166, GNMA Advantage Income Portfolio, Series 8
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Gentlemen:

We have examined the Registration Statement File No. 333-144529, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the evaluator for the ADT 166, GNMA Advantage Income Portfolio, Series 8. Subsequently, we hereby consent to the reference of Capelogic, Inc. as Trust evaluator.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our database as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer